EXHIBIT 4.(iii)

            ALLOCATED FIXED AND VARIABLE GROUP ANNUITY CERTFICIATE


                   GREAT AMERICAN RESERVE INSURANCE COMPANY

                         11815 N. PENNSYLVANIA STREET
                          CARMEL, INDIANA 46032-4572
                                (317) 817-3700

                               A STOCK COMPANY



GREAT AMERICAN RESERVE INSURANCE COMPANY (the "Company") agrees with the Group Contract Owner to provide benefits to the Certificate Owner, subject to the provisions set forth in this Certificate and in consideration of Purchase Payments received from the Certificate Owner.


RIGHT TO EXAMINE CERTIFICATE: Within 10 days of the date of receipt of this Certificate by the Certificate Owner, it may be returned by delivering or mailing it to the Company at its Administrative Office. When the Certificate is received by the Company, it will be voided as if it had never been in force. The Company will refund the Certificate Value computed at the end of the Valuation Period during which the Certificate is received by the Company at its Administrative Office.



THIS IS A LEGAL CONTRACT BETWEEN THE CERTIFICATE OWNER AND THE COMPANY
                         READ YOUR CONTRACT CAREFULLY






     SECRETARY                                              PRESIDENT




                         ALLOCATED FIXED AND VARIABLE
                          GROUP ANNUITY CERTIFICATE
                              Non-participating


WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. NON FORFEITURE VALUES MAY INCREASE OR DECREASE BASED ON THE MARKET VALUE ADJUSTMENT SPECIFIED IN THIS CERTIFICATE.



                              TABLE OF CONTENTS


DEFINITIONS

PURCHASE PAYMENT PROVISIONS
     PURCHASE PAYMENTS
     ALLOCATION OF PURCHASE PAYMENTS

SEPARATE ACCOUNT PROVISIONS
     THE SEPARATE ACCOUNTS
     VARIABLE ACCOUNT
     VALUATION OF ASSETS
     ACCUMULATION UNITS
     ACCUMULATION UNIT VALUE
     MORTALITY AND EXPENSE RISK CHARGE
     ADMINISTRATIVE CHARGE
     DISTRIBUTION EXPENSE CHARGE

MVA ACCOUNT PROVISIONS
     MVA ACCOUNT
     INTEREST TO BE CREDITED
     GUARANTEE PERIOD
     MULTIPLE GUARANTEE PERIODS
     CHANGE IN GUARANTEE PERIOD
     MARKET VALUE ADJUSTMENT
     MVA ACCOUNT VALUES

FIXED ACCOUNT PROVISIONS
     FIXED ACCOUNT VALUES
     INTEREST TO BE CREDITED
     CERTIFICATE VALUE
     CERTIFICATE MAINTENANCE CHARGE
     DEDUCTION FOR CERTIFICATE MAINTENANCE CHARGE

TRANSFERS
     TRANSFERS DURING THE ACCUMULATION PERIOD
     TRANSFERS DURING THE ANNUITY PERIOD

WITHDRAWAL PROVISIONS
     WITHDRAWALS
     CONTINGENT DEFERRED SALES CHARGE
     WITHDRAWAL CHARGE

PROCEEDS PAYABLE ON DEATH
     DEATH OF CERTIFICATE OWNER DURING THE ACCUMULATION PERIOD DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD
     DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD DEATH OF CERTIFICATE OWNER DURING THE ANNUITY PERIOD DEATH OF ANNUITANT
     PAYMENT OF DEATH BENEFIT
     BENEFICIARY
     CHANGE OF BENEFICIARY

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

CERTIFICATE OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS
     CERTIFICATE OWNER
     JOINT CERTIFICATE OWNER
     GROUP CONTRACT OWNER
     ANNUITANT
    ASSIGNMENT OF A CERTIFICATE

ANNUITY PROVISIONS
     GENERAL
     ANNUITY DATE
     SELECTION OF AN ANNUITY OPTION
     FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS
     ANNUITY OPTIONS
          OPTION 1. LIFETIME ONLY ANNUITY:
          OPTION 2. LIFETIME ANNUITY WITH GUARANTEED PERIODS
          OPTION 3. INSTALLMENT REFUND LIFE  ANNUITY
          OPTION 4.  PAYMENT FOR A FIXED PERIOD:
          OPTION 5.  JOINT AND SURVIVOR ANNUITY
     ANNUITY
     FIXED ANNUITY
     VARIABLE ANNUITY
     ANNUITY UNIT
     MORTALITY TABLES

GENERAL PROVISIONS
     THE CERTIFICATE
     MISSTATEMENT OF AGE
     INCONTESTABILITY
     MODIFICATION
     NON-PARTICIPATING
     EVIDENCE OF SURVIVAL
     PROOF OF AGE
     PROTECTION OF PROCEEDS
     REPORTS
     TAXES
     REGULATORY REQUIREMENTS


                             CERTIFICATE SCHEDULE

CERTIFICATE OWNER:  [John Doe]

CERTIFICATE NUMBER: [12345]           CERTIFICATE ISSUE DATE:[January 3, 1995]
                                      ANNUITY DATE:          [January 3, 2000]
PURCHASE PAYMENTS:
   INITIAL PURCHASE PAYMENT:            [$50,000 Non-Qual; $10,000
                                                IRA - 403(b) rollover]
   MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$1,000; or if the automatic premium check option is elected: $250 monthly]
   MAXIMUM TOTAL PURCHASE PAYMENT:      [$1,000,000, without prior Company
                                         approval]

   ALLOCATION GUIDELINES:
      [1. Currently, the Certificate Owner can select all investment options, including Sub-Accounts of the Variable Account and the MVA Account. The Company reserves the right to change this in the future.

    2. If the Purchase Payments and forms required to issue a Certificate are in good order, the initial Net Purchase Payment will be credited to the Certificate Owner's Account within two (2) business days after receipt at the Administrative Office. Additional Purchase Payments will be credited to the Certificate Owner's Account as of the Valuation Period when they are received.

    3. Allocation percentages must be in whole numbers. Each allocation must be at least 1%.

      4. Currently, the minimum amount which must be allocated to a Guarantee Period in the MVA Account is $2,000. The Company reserves the right to increase this minimum in the future.]

BENEFICIARY:
        [As designated by the Certificate Owner at the Certificate Issue Date, unless subsequently changed.]

CERTIFICATE MAINTENANCE CHARGE:
      [The Certificate Maintenance Charge is currently $30.00 each Certificate Year. The Company reserves the right to increase the Certificate Maintenance Charge but it will not exceed $60 per Certificate Year. However, during the Accumulation Period if the Certificate Value on the Certificate Anniversary is at least $25,000, then no Certificate Maintenance Charge is deducted. If a total withdrawal is made on other than a Certificate Anniversary and the Certificate Value for the Valuation Period during which the total withdrawal is made is less than $25,000, the full Certificate Maintenance Charge will be deducted at the time of the total withdrawal. If the Annuity Date is not the Certificate Anniversary and the Certificate Value on the Annuity Date is less than $25,000, then the full Certificate Maintenance Charge will be deducted on the Annuity Date. During the Annuity Period, no Certificate Maintenance Charge will be deducted.]

MORTALITY AND EXPENSE RISK CHARGE:
     [Equal, on an annual basis, to 1.15% of the average daily net asset value of the Variable Account. The Company may increase this charge; however, the maximum Mortality and Expense Risk Charge will not exceed 1.25% of the average daily net asset value of the Variable Account. In the event of an increase, the Company will give Certificate Owners 90 days prior notice of the increase.]

ADMINISTRATIVE CHARGE:
      [Equal, on an annual basis, to .15% of the average daily net asset value of the Variable Account. The Company may increase this charge; however, the maximum Administrative Charge will not exceed .25% of the average daily net asset value of the Variable Account. In the event of an increase, the Company will give Certificate Owners 90 days prior notice of the increase.]

DISTRIBUTION EXPENSE CHARGE:  [NONE]

TRANSFERS:
     NUMBER OF TRANSFERS PERMITTED: [There are currently no limits on the number of transfers that can be made during the Accumulation Period. Currently, Certificate Owners are permitted four transfers per Certificate Year during the Annuity Period.]

     TRANSFER FEE: [For each transfer, the Transfer Fee is the lesser of $25.00 or 2% of the amount transferred. Currently, the Company does not assess a Transfer Fee on one transfer in a 30-day period during the Accumulation Period or the four transfers permitted during the Annuity Period. All reallocations made on a given date count as one transfer. Transfers made at the end of the Right to Examine Certificate period by the Company and any transfers made pursuant to a pre-approved Dollar Cost Averaging Program or pursuant to a pre-approved Rebalancing Program will not be counted in determining the application of the Transfer Fee.]

     MINIMUM AMOUNT TO BE TRANSFERRED: [$500 (from any Sub-Account or any Guarantee Period of the MVA Account), or the Certificate Owner's entire interest in the Sub-Account or the Guarantee Period, if less. This requirement is waived if the transfer is pursuant to a pre-approved Dollar Cost Averaging Program or Rebalancing Program.]

     MINIMUM AMOUNT WHICH MUST REMAIN IN EACH ACCOUNT AFTER A TRANSFER: [$500 per Sub-Account or a Guarantee Period in the MVA Account; or $0 if the entire amount in any Sub-Account of the Variable Account or a Guarantee Period in the MVA Account is transferred.]

     MAXIMUM AMOUNT WHICH CAN BE TRANSFERRED FROM THE FIXED ACCOUNT OR MVA ACCOUNT TO THE VARIABLE ACCOUNT: [NONE]

WITHDRAWALS:
     CONTINGENT DEFERRED SALES CHARGE: [NONE]

     WITHDRAWAL CHARGE: [NONE]

     MINIMUM PARTIAL WITHDRAWAL: [$500 from each Sub-Account of the Variable Account and each Guarantee Period of the MVA Account. This requirement is waived if the partial withdrawal is pursuant to the Systematic Withdrawal Program.]

     MINIMUM CERTIFICATE VALUE WHICH MUST REMAIN IN CERTIFICATE AFTER A
PARTIAL  WITHDRAWAL:   [$500.  The Company reserves the right to increase this
amount.]

     MINIMUM CERTIFICATE VALUE WHICH MUST REMAIN IN ANY SUB-ACCOUNT OF THE VARIABLE ACCOUNT AFTER A PARTIAL WITHDRAWAL: [$500]

     MAXIMUM AMOUNT WHICH CAN BE WITHDRAWN FROM THE FIXED AND MVA ACCOUNTS:
[The Fixed Account is not currently available. There is currently no limitation on the maximum amount which can be withdrawn from the MVA Account.]

SEPARATE ACCOUNTS: Variable Account:  [Great American Reserve Variable Annuity
                                      Account G for the Variable Annuity
                                      portion of the Contract.]
                  and

                   MVA Account:       [Great American Reserve Market Value
                                      Adjustment Account for the portion of
                                      the Contract that may be subject
                                      to a Market Value Adjustment.

ELIGIBLE FUNDS, SERIES & SUB-ACCOUNTS:
[The Conseco Series Trust]
  [Conseco - Asset Allocation Portfolio]  [Conseco - Asset Allocation
                                                     Sub-Account]
  [Conseco - Common Stock Portfolio]      [Conseco - Common Stock Sub-Account]
  [Conseco - Corporate Bond Portfolio]    [Conseco - Corporate Bond
                                                     Sub-Account]
  [Conseco  -  Government Securities        [Conseco - Government Securities
               Portfolio]                         Sub-Account]
  [Conseco - Money Market Portfolio]      [Conseco - Money Market Sub-Account]
[Evergreen Variable Investment Trust]
  [Evergreen VA Fund]                     [Evergreen VA Sub-Account]
  [Evergreen VA Foundation Fund]          [Evergreen VA Foundation
                                                     Sub-Account]
  [Evergreen VA Growth and Income Fund]   [Evergreen VA Growth and Income Sub-
                                                     Account]
[Insurance Management Series]
  [International Stock Fund]              [International Stock Sub-Account]
[The Alger American Fund]
  [Alger American Growth Portfolio]       [Alger American Growth Sub-Account]
  [Alger  American  Leveraged AllCap        [Alger American Leveraged Allcap
             Portfolio]                              Sub-Account]
  [Alger American MidCap Growth           [Alger American MidCap Growth Sub-
              Portfolio]                             Account]
  [Alger American Small Capitalization    [Alger American Small Capitalization
              Portfolio]                             Sub-Account]
[INVESCO Variable Investment Funds, Inc.]
  [INVESCO VIF - High Yield Portfolio]    [INVESCO VIF - High Yield
                                                     Sub-Account]
  [INVESCO  VIF  - Industrial Income        [INVESCO VIF - Industrial Income
             Portfolio]                              Sub-Account]
[Lord Abbett Series Fund, Inc.]
  [Growth & Income Portfolio]             [Lord Abbett - Growth & Income Sub-
                                                     Account]
[The OFFITBANK Variable Insurance Fund, Inc.]
  [OFFITBANK VIF - Investment Grade        [OFFITBANK VIF - Investment Grade
              Global Debt Fund]                       Global Debt Sub-Account]
  [OFFITBANK VIF - Total Return Fund]      [OFFITBANK VIF - Total Return Sub-
                                                      Account]
[Van Eck Worldwide Insurance Trust]
  [Worldwide Emerging Markets Fund]        [Van Eck - Worldwide Emerging
                                                      Markets Sub-Account]
  [Gold and Natural Resources Fund]        [Van Eck - Gold and Natural
                                                      Resources Sub-Account]
  [Worldwide  Hard Assets Fund]             [Van Eck - Worldwide Hard Assets
                                                      Sub-Account]
[Tomorrow Funds Retirement Trust]
    [Core  Large-Cap Stock Fund]              [Tomorrow Funds - Core Large-Cap
                                                      Stock Sub-Account]
    [Core  Small Cap-Stock Fund]              [Tomorrow Funds - Core Smal- Cap
                                                      Stock Sub-Account]
MVA ACCOUNT:
     MINIMUM GUARANTEED INTEREST RATE:  [3%]
     CURRENT MVA ACCOUNT GUARANTEE PERIOD OPTIONS AND
          CREDITED INTEREST RATES:
                [1 Year]            [XX%]
                [3 Years]           [XX%]
                [5 Years]           [XX%]
                [7 Years]           [XX%]
                [10 Years]          [XX%]VALUE ADJUSTMENT FACTOR:  The Market

Value Adjustment Factor is equal to:


                          N/365
                 ( 1 + A )
               [ _________ ]      - 1
                 ( 1 + B )





where:  A =  the U.S. Treasury rate in effect at the beginning of the
             Guarantee Period for the length of the guarantee period selected.

        B = the current U.S. Treasury rate as of the transaction date plus .005. Treasury rate period is determined by N/365 rounded to the next highest year.

        N =  Number of days remaining in the MVA Guarantee Period.]



If the Treasury rate is not available for the period, the rate will be arrived at by interpolation. If no Treasury Rates are available, an Index will be selected by the Company and approved by the State Insurance Commissioner.]

[MVA Waiver: For withdrawals from MVA Account Guarantee Period Option, after the first year in such Guarantee Period option, the Certificate Owner can make one withdrawal each Certificate Year of up to a total of 10% of each such Guarantee Period option without the Market Value Adjustment.]

FIXED ACCOUNT:

     Not Available

RIDERS:

     [IRA ENDORSEMENT]
     [TSA ENDORSEMENT]

ADMINISTRATIVE OFFICE:

   [Great American Reserve Insurance     Great American Reserve Insurance
          Company                              Company
    Administrative Office            or  Administrative Office
    P.O. Box 1927                        11815 N. Pennsylvania Street
    Carmel, IN 46032                    Carmel, IN 46032]
    (800) 824-2726
    (317) 817-3700


                                 DEFINITIONS

ACCOUNT(S): The Fixed Account, the MVA Account and the General Account and/or one or more of the Sub-Accounts of the Variable Account.

ACCUMULATION PERIOD: The period prior to the Annuity Date during which Purchase Payments may be made by a Certificate Owner.

ACCUMULATION UNIT: A unit of measure used to determine the value of a Certificate Owner's interest in a Sub-Account of the Variable Account during the Accumulation Period.

ADJUSTED CERTIFICATE VALUE: The Certificate Value less any applicable Premium Tax, and Certificate Maintenance Charge and plus the applicable Market Value Adjustment which may be positive or negative. This amount is applied to the applicable Annuity Tables to determine Annuity Payments.

AGE: The age of any Certificate Owner or Annuitant on his/her last birthday. For Joint Certificate Owners, all provisions which are based on age are based on the Age of the older of the Joint Certificate Owners.

ADMINISTRATIVE  OFFICE:    The office indicated on the Certificate Schedule of
this Certificate to which notices, requests and Purchase Payments must be sent. All sums payable to the Company under this Certificate are payable at the Administrative Office or an address designated by the Company.

ANNUITANT: The natural person on whose life Annuity Payments are based. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY  DATE:   The date on which Annuity Payments begin. The Annuity Date is shown on the Certificate Schedule.

ANNUITY OPTIONS:  Options available for Annuity Payments.

ANNUITY PAYMENTS: The series of payments made to the Certificate Owner or any named payee after the Annuity Date under the Annuity Option selected.

ANNUITY  PERIOD:    The  period of time beginning with the Annuity Date during which Annuity Payments are made.

ANNUITY UNIT: An accounting unit of measure used to calculate the amount of Annuity Payments.

AUTHORIZED REQUEST: A request, in a form satisfactory to the Company, which is received by the Administrative Office.

BENEFICIARY:   The person(s) or entity(ies) who will receive the death benefit payable under a Certificate.

CERTIFICATE: The document issued to a Certificate Owner to evidence a Certificate Owner's Account established under a Group Contract.

CERTIFICATE ANNIVERSARY: An Anniversary of the Certificate Issue Date.

CERTIFICATE ISSUE DATE: The later of the date on the cover of the Certificate or the date Purchase Payments are received. The Certificate Issue Date is shown on the Certificate Schedule.

CERTIFICATE OWNER: A person who has established a Certificate Owner's Account under a Group Contract.

CERTIFICATE OWNER'S ACCOUNT: A record established for each Certificate to maintain values under a Group Contract.

CERTIFICATE VALUE: The dollar value as of any Valuation Period of all amounts in a Certificate Owner's Account.

CERTIFICATE WITHDRAWAL VALUE: The Certificate Value less any applicable Premium Tax, less any Contingent Deferred Sales Charge, less any applicable Certificate Maintenance Charge and plus any Market Value Adjustment which may be positive or negative.

CERTIFICATE YEAR: The first Certificate Year is the annual period which begins on the Certificate Issue Date. Subsequent Certificate Years begin on each anniversary of the Certificate Issue Date.

COMPANY: Great American Reserve Insurance Company.

CREDITED INTEREST RATE: The interest rate credited to a Certificate Owner's Account by the Company for any given Guarantee Period in the MVA Account or the Fixed Account. The Credited Interest Rates for the available Guarantee Periods for the Fixed Account and the MVA Account are shown on the Certificate Schedule.

EFFECTIVE DATE: The Effective Date of a Guarantee Period with a Credited Interest Rate.

ELIGIBLE FUND:  An investment entity shown on the Certificate Schedule.

FIXED ACCOUNT: An investment option within the General Account.

FIXED ANNUITY: A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

GENERAL ACCOUNT: The Company's general investment account which contains all the assets of the Company with the exception of the Variable Account and other segregated asset accounts.

GROUP CONTRACT OWNER: The person or entity to which a Group Contract is issued.

GUARANTEE PERIOD: The period for which the Credited Interest Rate is credited in either the MVA Account or the Fixed Account. Each deposit or transfer to the MVA Account creates one or more new Guarantee Period(s). The Guarantee Periods selected by the Certificate Owner are shown on the Certificate Schedule.

MARKET VALUE ADJUSTMENT: An adjustment to the amount withdrawn or transferred from an MVA Account prior to the end of the applicable Guarantee Period. The adjustment reflects the change in the value of the funds withdrawn or transferred due to the change in the interest rates since the beginning of the Guarantee Period.

MVA ACCOUNT: A separate account which provides investment options where the Company guarantees the rate of interest for a specified Guarantee Period and where withdrawals or transfers may be subject to a Market Value Adjustment.

NET PURCHASE PAYMENT:  A Purchase Payment less any applicable Premium Tax.

PORTFOLIO: A segment of an Eligible Fund which constitutes a separate and distinct class of shares. Portfolios which are available for investment by the Sub-Accounts of the Variable Account under this Certificate are shown on the Certificate Schedule.

PREMIUM TAX: Any premium taxes incurred to any governmental entity and assessed against Purchase Payments or Certificate Value.

PURCHASE  PAYMENT:   A payment made by or for a Certificate Owner with respect
to this Certificate.

SUB-ACCOUNT: Variable Account assets are divided into Sub-Accounts which are listed on the Certificate Schedule. Assets of each Sub-Account will be invested in shares of an Eligible Fund or a Portfolio of an Eligible Fund.

VALUATION  DATE:    Each  day on which the New York Stock Exchange ("NYSE") is open for business.

VALUATION  PERIOD:    The period of time beginning at the close of business of
the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT: A separate account designated on the Certificate Schedule which provides investment options where the benefits are variable and are not guaranteed as to dollar amount.

WRITTEN REQUEST: A request in writing, in a form satisfactory to the Company, which is received by the Administrative Office.


                         PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS : The initial Purchase Payment for a Certificate Owner is due on the Certificate Issue Date. Subject to the maximum and minimum amounts shown on the Certificate Schedule, the Certificate Owner may make subsequent Purchase Payments and may increase or decrease or change the frequency of such payments. The Company reserves the right to reject any Application or Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS : Net Purchase Payments are allocated to one or more of the Fixed Account and/or the MVA Account Guarantee Period options and/or to one or more Sub-Accounts of the Variable Account in accordance with the selections made by the Certificate Owner. The allocation of the initial Net Purchase Payment for a Certificate Owner is made in accordance with the selection made by the Certificate Owner at the Certificate Issue Date. Unless otherwise changed by the Certificate Owner, subsequent Net Purchase Payments are allocated in the same manner as the initial Net Purchase Payment. Allocation of the Net Purchase Payments is subject to the Allocation Guidelines shown on the Certificate Schedule. The Company has reserved the right to allocate initial Net Purchase Payments to the Money Market Sub-Account (except for any amounts allocated to the Fixed Account and/or MVA Account) until the expiration of the Right to Examine period.

                         SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNTS : The Separate Accounts are designated on the Certificate Schedule and consists of assets set aside by the Company, which are kept separate from that of the general assets and all other separate account assets of the Company.

The assets of the Variable Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Variable Account assets are divided into Sub-Accounts. The Sub-Accounts which are available under this Certificate are listed on the Certificate Schedule. The assets of the Sub-Accounts are allocated to the Eligible Funds(s) and the Portfolio(s), if any, within an Eligible Fund, shown on the Certificate Schedule. The Company may, from time to time, add additional Eligible Fund (s) or Portfolio(s) to those shown on the Certificate Schedule. The Certificate Owner may be permitted to transfer Certificate Values or allocate Net Purchase Payments to the additional Sub-Account(s) within the Variable Account. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

Should the shares of any such Eligible Fund(s) or any Portfolio(s) within an Eligible Fund become unavailable for investment by the Variable Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or substitute shares of another Eligible Fund or Portfolio for shares already purchased under a Certificate.

VALUATION  OF  ASSETS  :   The assets of the Accounts are valued at their fair
market value in accordance with procedures of the Company.

ACCUMULATION UNITS : Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Variable Account as a result of Net Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request for the transaction is received at the Administrative Office.

ACCUMULATION UNIT VALUE : The Accumulation Unit Value for each Sub-Account was arbitrarily set initially at $10. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current period.

The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:






   A is (i) the net asset value per share of the Eligible Fund or Portfolio of an Eligible Fund held by the Sub-Account at the end of the current Valuation Period; plus

         (ii) any dividend or capital gains per share declared on behalf of such Eligible Fund or Portfolio that has an ex-dividend date within the current Valuation Period; plus

         (iii) a charge factor, if any, for any taxes or any tax reserve established by the Company as a result of the operation or maintenance of the Sub-Account.

   B is the net asset value per share of the Eligible Fund or Portfolio held by the Sub-Account for the immediately preceding Valuation
         Period.

   C is the Valuation Period equivalent of the per month Mortality and Expense Risk Charge, for the Administrative Charge and for the Distribution Charge, if any, which are shown on the Certificate
         Schedule.



The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE : Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this Certificate.

ADMINISTRATIVE CHARGE : Each Valuation Period, the Company deducts an Administrative Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of this Certificate and the Variable Account.

DISTRIBUTION EXPENSE CHARGE : Each Valuation Period, the Company deducts a Distribution Expense Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Distribution Charge compensates the Company for the costs associated with the distribution of the Contracts and Certificates.

                            MVA ACCOUNT PROVISIONS

MVA ACCOUNT : The assets of the MVA Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the company may conduct.

Net Purchase Payments may be allocated to one or more of the MVA
Account Guarantee Period options which are available at the time the Purchase Payment is made. The initial MVA Account Guarantee Period options are shown on the Certificate Schedule. In addition, during the Accumulation Period, Certificate Values can be transferred from the Variable Account and/or the Fixed Account to one or more of the MVA Account Guarantee Period options.

INTEREST TO BE CREDITED : The Credited Interest Rate for the Guarantee Period(s) of the MVA Account is shown on the Certificate Schedule. After the initial Guarantee Period, the Credited Interest Rate for any subsequent Guarantee Period of the MVA Account may change. All interest payable under a Certificate is compounded daily at the stated effective annual interest rate. In no event will the Credited Interest Rate be less than the Minimum Guaranteed Interest Rate, prior to the application of the Market Value Adjustment, specified on the CertificateSchedule.

GUARANTEE PERIOD : The Current MVA Account Guarantee Period is shown on the Certificate Schedule. During the thirty (30) days prior to the end of a current Guarantee Period, the Certificate Owner may renew for the same or any other Guarantee Period then available at the then Credited Interest Rate or may elect to transfer all or a portion of the amount to a Fixed Account option, if available, or to the Variable Account. Any transfer elected during the thirty (30) days prior to the end of a current Guarantee Period will be made as of the date the request is received by the Company and will not be subject to the Market Value Adjustment.

If the Certificate Owner does not specify a Guarantee Period at the time of renewal, the Company will select and transfer to the same Guarantee Period as has just expired, so long as such Guarantee Period does not extend beyond the latest Annuity Date that can be selected by a Certificate Owner. If such Guarantee Period does extend beyond the latest Annuity Date, the Company will choose the one year period. If there is no Guarantee Period for the same period available, the one year period will be selected. If the one year period is no longer available, the next longest period available will be selected.

MULTIPLE GUARANTEE PERIODS : The Certificate Owner may elect one or more Guarantee Periods subject to the Company's underwriting rules. Multiple Guarantee Periods are treated separately for purposes of applying the Market Value Adjustment. The Company reserves the right to credit different Credited Interest Rates to the Certificate Value attributable:

     1.  to different Guarantee Periods; and

     2.  to Guarantee Periods of the same duration with different Effective
         Dates.

CHANGE IN GUARANTEE PERIOD : The Certificate Owner may upon Written Request change to any Guarantee Period then being offered by the Company with respect to contracts and certificates of this type and class. The Market Value Adjustment will apply to a change made at any time other than at the end of a Guarantee Period. The Market Value Adjustment will not apply to a change made at the end of a Guarantee Period if Written Request is received by the Company within thirty (30) days prior to the end of the Guarantee Period.
MARKET VALUE ADJUSTMENT : Any amount withdrawn, transferred or annuitized prior to the end of that Guarantee Period may be subject to a Market Value Adjustment. The Market Value Adjustment will be calculated by multiplying the amount withdrawn, transferred or annuitized by the formula shown on the Certificate Schedule.

There will be no Market Value Adjustment on withdrawals from the MVA Account in the following situations: (1) death benefit paid under a Certificate; (2) amounts withdrawn to pay fees or charges; (3) amounts withdrawn or transferred from the MVA Account during the 30 days prior to the end of the Guarantee Period; (4) a Certificate Owner annuitizes his/her Certificate under an Annuity Option providing for at least 60 monthly Annuity Payments; and (5) any withdrawal subject to the MVA Waiver shown on the Contract Schedule.

MVA ACCOUNT VALUES : The MVA Account portion of a Certificate at any time is equal to:

     1. the Net Purchase Payments allocated to the MVA Account on behalf of a Certificate Owner; plus

     2.  the Certificate Value transferred to the MVA Account; plus

     3.  interest credited to the Certificate Value in the MVA Account; less

     4. any prior withdrawals of Certificate Value in the MVA Account and any Contingent Deferred Sales Charge; less

     5.  any Certificate Value transferred from the MVA Account; less

     6. Certificate Maintenance Charges or Transfer Fees deducted from the Certificate Value allocated to the MVA Account.

Any subsequent Purchase Payments and transfers to the MVA Account will be allocated to a new Guarantee Period with a new Effective Date.

                           FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT VALUES : The Fixed Account portion of a Certificate at any time is equal to:

     1. the Net Purchase Payments allocated to the Fixed Account on behalf of a Certificate Owner; plus

     2.  the Certificate Value transferred to the Fixed Account; plus

     3.  interest credited to the Certificate Value in the Fixed Account; less

     4. any prior withdrawals of Certificate Value in the Fixed Account and any Contingent Deferred Sales Charge; less

     5.  any Certificate Value transferred from the Fixed Account; less

      6. Certificate Maintenance Charges or Transfer Fees deducted from the Certificate Value allocated to the Fixed Account.

INTEREST TO BE CREDITED : The Company guarantees that the interest to be credited to the Fixed Account will not be less than the Minimum Guaranteed Interest Rate shown on the Certificate Schedule. The Company may credit additional interest at its sole discretion for any Fixed Account option. The Fixed Account Option and the Initial Current Interest Rate are shown on the Certificate Schedule.

                         CERTIFICATE VALUE

The Certificate Value for any Valuation Period is the sum of the Certificate Value in each of the Sub-Accounts of the Variable Account, the Certificate Value in the MVA Account and the Certificate Value in the Fixed Account.

The Certificate Value in a Sub-Account of the Variable Account is determined by multiplying the number of Accumulation Units allocated to the Certificate Owner's Account for the Sub-Account by the Accumulation Unit Value.

Withdrawals will result in the cancellation of Accumulation Units in a Sub-Account or a reduction in the Certificate Value in the Fixed Account or the MVA Account, as applicable.

                        CERTIFICATE MAINTENANCE CHARGE

DEDUCTION FOR CERTIFICATE MAINTENANCE CHARGE : During the Accumulation Period, on each Certificate Anniversary the Company deducts a Certificate Maintenance Charge from the Certificate Value by reducing the Certificate Value in the Fixed Account and/or the MVA Account and by canceling Accumulation Units from each applicable Sub-Account to reimburse it for expenses relating to maintenance of a Certificate. The Certificate Maintenance Charge will be deducted first from the Fixed Account and if there is insufficient value in the Fixed Account, then the Certificate Maintenance Charge will be deducted from the MVA Account or the Sub-Account of the Variable Account with the largest balance. The Certificate Maintenance Charge is shown on the Certificate Schedule.

                                  TRANSFERS

TRANSFERS DURING THE ACCUMULATION PERIOD : Subject to any limitation imposed by the Company on the number of transfers during the Accumulation Period shown on the Certificate Schedule, a Certificate Owner may, transfer all or part of his or her Certificate Value in the Fixed Account, the MVA Account or a Sub-Account by Authorized Request without the imposition of any Transfer Fee if there have been no more than the number of free transfers shown on the Certificate Schedule for the Certificate Year. All transfers are subject to the following:

     1. If more than the number of free transfers, shown on the Certificate Schedule, have been made in a Certificate Year, the Company will deduct a Transfer Fee, shown on the Certificate Schedule, for each subsequent transfer permitted. The Transfer Fee is deducted from the Account which is the source of the transfer. However, if the Certificate Owner's entire interest in an Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If there are multiple source Accounts, the Transfer Fee will be allocated first to the Fixed Account and then to the Sub-Account or the MVA Account with the largest balance involved in a transfer transaction.

     2. The minimum amount which can be transferred from a Sub-Account is shown on the Certificate Schedule. The minimum amount which must remain in a Sub-Account, the Fixed and the MVA Account is shown on the Certificate
Schedule.   The maximum amount which can be transferred from the Fixed Account or the MVA Account to the Variable Account is shown on the Certificate
Schedule.

     3. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If a Certificate Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with instructions received from the Certificate Owner or other authorized persons. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Administrative Office.

TRANSFERS DURING THE ANNUITY PERIOD : Subject to any limitations imposed by the Company on the number of transfers during the Annuity Period shown on the Certificate Schedule, the Certificate Owner may transfer Annuity Units in accordance with the following:

      1. Transfers may be made upon written notice to the Company at least 30 days before the due date of the first Annuity Payment for which the change will apply. Transfers will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment, if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will refelect changes in the value of the new Annuity Units.

      2. If more than the number of free transfers, shown on the Certificate Schedule, have been made in a Certificate Year, the Company will deduct a Transfer Fee, shown on the Certificate Schedule, for each subsequent transfer permitted. The Transfer Fee is deducted from the Account which is the source of the transfer. However, if the Certificate Owner's entire interest in an Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If there are multiple source Accounts, the Transfer Fee will be allocated first to the Fixed Account and then the Sub-Account or the MVA Account with the largest balance involved in a transfer transaction.

      3. The minimum amount which can be transferred from a Sub-Account is shown on the Certificate Schedule. The minimum amount which must remain in a Sub-Account after a transfer is shown on the Certificate Schedule.

      4. No transfers can be made between the General Account and the Variable Account.

      5. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If a Certificate Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with instructions received from the Certificate Owner or other authorized persons. All amounts and Annuity Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Administrative Office.

                            WITHDRAWAL PROVISIONS

WITHDRAWALS : During the Accumulation Period, the Certificate Owner may, upon Written Request, make a total or partial withdrawal of the Certificate Withdrawal Value.

The Certificate Owner must specify by Written Request which Sub-Account or Guarantee Period of the MVA Account or Fixed Account, as applicable, is the source of the partial withdrawal.

A withdrawal from the MVA Account may be subject to a Market Value Adjustment. Company will pay the amount of any withdrawal from the Variable Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the amount shown on the Certificate Schedule. The minimum Certificate Value which must remain in a Sub-Account after a partial withdrawal is shown on the
Certificate  Schedule.    The  maximum amounts which can be withdrawn from the
Fixed Account and/or the MVA Account are shown on the Certificate Schedule.

CONTINGENT DEFERRED SALES CHARGE : Upon a withdrawal of Certificate Value, a Contingent Deferred Sales Charge as set forth on the Certificate Schedule may be assessed.

WITHDRAWAL CHARGE : Upon a withdrawal of Certificate Value, a Withdrawal Charge as set forth on the Certificate Schedule may be assessed.

                          PROCEEDS PAYABLE ON DEATH

DEATH OF CERTIFICATE OWNER DURING THE ACCUMULATION PERIOD : Upon the death of the Certificate Owner, or any Joint Certificate Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Certificate Owner. Upon the death of any Joint Certificate Owner, the surviving Joint Certificate Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

A Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. If the Beneficiary is the spouse of the Certificate Owner, he or she may elect to continue the Certificate at the then current Certificate Value in his or her own name and exercise all the Certificate Owner's rights under the Certificate.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD : Prior to the Certificate Owner attaining Age 80, the death benefit will be the greater of: (i) the Purchase Payments, less any withdrawals; or (ii) the Certificate Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method. If the death occurs after Age 80, the death benefit will be the Certificate Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD : A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Certificate Owner or any Joint Certificate Owner during the Accumulation Period:

     OPTION 1  -  lump sum payment of the death benefit; or

     OPTION 2 - the payment of the entire death benefit within 5 years of the date of the death of the Certificate Owner or any Joint Certificate Owner;
 or

     OPTION 3 - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Certificate Owner or any Joint Certificate Owner.

Any portion of the death benefit not applied under Option 3 within one year of the date of the Certificate Owners' death, must be distributed within five years of the date of death.

A spousal Beneficiary may elect to continue this Certificate in his or her own name at the then current Certificate Value, elect a lump sum payment of the death benefit or apply the death benefit to an Annuity Option.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death.

DEATH OF CERTIFICATE OWNER DURING THE ANNUITY PERIOD : If the Certificate Owner, or any Joint Certificate Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Certificate Owner's or Joint Certificate Owner's death. Upon the death of any Certificate Owner during the Annuity Period, the Beneficiary becomes the Certificate Owner. Upon the death of any Joint Certificate Owner during the Annuity Period, the surviving Joint Certificate Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

DEATH OF ANNUITANT : Upon the death of an Annuitant, who is not the Certificate Owner, during the Accumulation Period, the Certificate Owner may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, the Certificate Owner will become the Annuitant. If the Certificate Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Certificate Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT : The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

     1.  a certified death certificate; or

     2. a certified decree of a court of competent jurisdiction as to the finding of death; or

     3.  any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY : The Beneficiary designation in effect on the Certificate Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Certificate Owner.

Unless the Certificate Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

     1. to the Primary Beneficiary(ies) who survive the Certificate Owner's and/or the Annuitant's death, as applicable; or if there are none

     2. to the Contingent Beneficiary(ies) who survive the Certificate Owner's and/or the Annuitant's death, as applicable; or if there are none

     3.  to the estate of the Certificate Owner.

CHANGE OF BENEFICIARY :  Subject to the rights of any irrevocable
Beneficiary(ies), the Certificate Owner may change the Primary
Beneficiary(ies) or Contingent Beneficiary(ies). A change may be made by Written Request. The change will take effect as of the date the Written
Request  is  signed.    The Company will not be liable for any payment made or
action taken before it records the change.

                 SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Variable Account for a withdrawal or transfer for any period when:

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     2.  trading on the New York Stock Exchange is restricted;

     3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

     4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Certificate Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

The Company further reserves the right to postpone payments from the Fixed Account and the MVA Account for a period of up to six months.

        CERTIFICATE OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

CERTIFICATE OWNER : The Certificate Owner has all interest and right to amounts held in his or her Certificate Owner's Account. The Certificate Owner is the person designated as such on the Certificate Issue Date, unless changed.

The Certificate Owner may change owners of the Certificate at any time by Written Request. A change of Certificate Owner will automatically revoke any prior designation of Certificate Owner. The change will become effective as of the date the Written Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

JOINT CERTIFICATE OWNER : A Certificate may be owned by Joint Certificate Owners. If Joint Certificate Owners are named, any Joint Certificate Owner must be the spouse of the other Certificate Owner. Upon the death of either Certificate Owner, the surviving spouse will be the Primary Beneficiary. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

GROUP CONTRACT OWNER : The Group Contract Owner has title to the Contract. The Contract and any amounts accumulated thereunder are not subject to the claims of the Group Contract Owner nor any of its creditors. The Group Contract Owner may transfer ownership of this Group Contract. Any transfer of ownership terminates the interest of any existing Group Contract Owner. It does not change the rights of any Certificate Owner.

ANNUITANT : The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Certificate Owner at the Certificate Issue Date, unless changed prior to the Annuity Date. The Certificate Owner may not change the Annuitant except in the event that the Annuitant dies prior to the Annuity Date. If no new Annuitant is designated by the Certificate Owner within 30 days of the death of the Annuitant, the Certificate Owner becomes the Annuitant. The Annuitant may not be changed in a Certificate which is owned by a non-natural person. Any change of Annuitant is subject to the Company's underwriting rules then in effect.

ASSIGNMENT OF A CERTIFICATE : A Written Request specifying the terms of an assignment of a Certificate must be provided to the Administrative Office. The Company will not be liable for any payment made or action taken before it records the assignment.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with Company consent.

If the Certificate is assigned, the Certificate Owner's rights may only be exercised with the consent of the assignee of record.

                              ANNUITY PROVISIONS

GENERAL : On the Annuity Date, the Adjusted Certificate Value will be applied under the Annuity Option selected by the Certificate Owner. The Certificate Owner may elect to have the Certificate Value applied to provide a Fixed Annuity, a Variable Annuity or a combination Fixed and Variable Annuity. If a combination is elected, the Certificate Owner must specify what part of the Certificate Value is to be applied to the Fixed and Variable Options.

ANNUITY DATE : The Annuity Date is selected by the Certificate Owner at the Certificate Issue Date. The Annuity Date must be the first day of a calendar month and must be at least 90 days after the Certificate Issue Date. The Annuity Date may not be later than the earlier of when the Annuitant reaches attained age 90 or the maximum date permitted under state law.

Prior to the Annuity Date, the Certificate Owner subject to the above, may change the Annuity Date by Written Request. Any change must be requested at least thirty (30) days prior to the new Annuity Date.

SELECTION OF AN ANNUITY OPTION : An Annuity Option may be selected by Written Request of the Certificate Owner. If no Annuity Option is selected, Option B with 120 monthly payments guaranteed will automatically be applied. Unless specified otherwise, that portion of the Adjusted Certificate Value allocated to the Variable Account shall be used to provide a Variable Annuity and that portion of the Adjusted Certificate Value allocated to the Fixed Account and the MVA Account will be used to provide a Fixed Annuity. Prior to the Annuity Date, the Certificate Owner can change the Annuity Option selected by Written Request. Any change must be requested at least thirty (30) days prior to the Annuity Date.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS : Annuity Payments are paid in monthly installments. The Adjusted Certificate Value is applied to the Annuity Table for the Annuity Option selected. If the Adjusted Certificate Value to be applied under an Annuity Option is less than $5,000, the Company reserves the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment would be or become less than $50, the Company reserves the right to reduce the frequency of payments to an interval which will result in each payment being at least $50.

ANNUITY OPTIONS : The following Annuity Options or any other annuity option acceptable to the Company may be selected:

     OPTION 1. LIFETIME ONLY ANNUITY: The Company will make monthly payments during the life of the Annuitant. If this option is elected, it is understood and agreed that payments shall cease immediately upon the death of the Annuitant and the annuity will terminate without further value.

     OPTION 2. LIFETIME ANNUITY WITH GUARANTEED PERIODS : The Company will make monthly payments for the guaranteed period selected and thereafter for the life of the Annuitant. If this option is elected, it is understood and agreed that upon the death of the Annuitant, any amounts remaining under the guaranteed period selected will be distributed to the Beneficiary at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. The guaranteed period may be five (5) years, ten (10) years or twenty (20) years.

     OPTION 3. INSTALLMENT REFUND LIFE ANNUITY : The Company will make monthly payments for the installment refund period (the time required for the sum of the payments to equal the amount applied), and thereafter for the life of the Annuitant. If this option is elected, it is understood and agreed that upon the death of the Annuitant, any amounts remaining under the installment refund period will be distributed to the Beneficiary at least as rapidly as under the method of distribution being used at the time of the Annuitant's death.

     OPTION 4. PAYMENT FOR A FIXED PERIOD: The Company will make monthly payments for a fixed period of 3 to 20 years.

     OPTION 5. JOINT AND SURVIVOR ANNUITY : The Company will make monthly payments during the joint life time of the Annuitant and a Joint Annuitant. Payments will continue during the lifetime of the surviving Annuitant and will be computed on the basis of 100%, 50% or 66 2/3% of the Annuity Payment (or limits) in effect during the joint life time.

ANNUITY : If the Certificate Owner selects a Fixed Annuity, the Adjusted Certificate Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If the Certificate Owner selects a Variable Annuity, the Adjusted Certificate Value will be allocated to the Sub-Accounts of the Variable Account in accordance with the selection made by the Certificate Owner, and the Annuity will be paid as a Variable Annuity. If no selection is made, the Adjusted Certificate Value will be applied in the same proportions to the same Sub-Accounts as the allocations are at the time of election. Unless the Certificate Owner specifies otherwise, the payee of the Annuity Payments shall be the Certificate Owner. The Adjusted Certificate Value will be applied to the applicable Annuity Table contained in the Certificate based upon the Annuity Option selected by the Certificate Owner. The amount of the first payment for each $1,000 of Adjusted Certificate Value is shown in the Annuity Tables.

FIXED ANNUITY : The Certificate Owner may elect to have the Adjusted Certificate Value applied to provide a Fixed Annuity.

The dollar amount of each Fixed Annuity Payment shall be determined in accordance with Annuity Tables contained in this Certificate which are based on the minimum guaranteed interest rate of 3% per year.

VARIABLE ANNUITY : The Certificate Owner may elect to have the Adjusted Certificate Value applied to provide a Variable Annuity. Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Certificate Value to the Sub-Accounts during the Annuity Period. Variable Annuity Payments are not guaranteed as to dollar amount.

The dollar amount of the first Variable Annuity Payment is determined in accordance with the description above. The dollar amount of the Variable Annuity Payments for each applicable Sub-Account after the first Variable Annuity Payment is determined as follows:

     1. The dollar amount of the first Variable Annuity Payment is divided by the value of an Annuity Unit for each applicable Sub-Account as of the Annuity Date. This sets the number of Annuity Units for each monthly payment for the applicable Sub-Account.

     2. The fixed number of Annuity Units per payment in each Sub-Accountis multiplied by the Annuity Unit Value for that Sub-Account for the last Valuation Period of the month preceding the month for which the payment is due. This result is the dollar amount of the payment for each applicable Sub-Account.

The total dollar amount of each Variable Annuity Payment is the sum of all Sub-Account Variable Annuity Payments reduced by the applicable portion of the Certificate Maintenance Charge.

ANNUITY UNIT : The value of any Annuity Unit for each Sub-Account of the Variable Account was arbitrarily set initially at $10.

The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

     1. The Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account for the immediately preceding Valuation Period.

     2. The result in (1) is then divided by the Assumed Investment Rate Factor which equals 1.00 plus the Assumed Investment Rate for the number of days since the preceding Valuation Date. The Certificate Owner can choose either a 5% or a 3% Assumed Investment Rate.

MORTALITY TABLES : The mortality table used in establishing the Annuity Table is 1983 Individual Annuity Mortality, (IAM) Table, Unisex.

The dollar amount of an Annuity Payment for any Age or combination of Ages not shown in the Tables or for any other form of Annuity Option agreed to by the Company will be provided by the Company upon request.

                              GENERAL PROVISIONS

THE  CERTIFICATE  :   The entire Certificate consists of this Certificate, the
Application, if any, and any riders or endorsements attached to this Certificate.

This Certificate may be changed or altered only by the President or Vice President and the Secretary of the Company. A change or alteration must be made in writing.

MISSTATEMENT OF AGE : If the Age of any Annuitant has been misstated, any Annuity benefits payable will be the Annuity benefits provided by the correct Age. After Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayments will be deducted from future Annuity Payments until the total is repaid.

INCONTESTABILITY  :    A  Certificate will not be contestable from the date of
issue.

MODIFICATION : This Certificate may be modified in order to maintain compliance with applicable state and federal law.

NON-PARTICIPATING  :    This Certificate will not share in any distribution of
dividends.

EVIDENCE OF SURVIVAL : The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based.

PROOF OF AGE : The Company may require evidence of Age of any Annuitant and any Certificate Owner.

PROTECTION OF PROCEEDS : To the extent permitted by law, death benefits and Annuity Payments shall be free from legal process and the claim of any creditor other than the person entitled to them under any Certificate. No payment and no amount under any Certificate can be taken or assigned in advance of its payment date unless the Company receives the Certificate Owner's written consent.

REPORTS  :    At  least once each calendar year, the Company will furnish each
Certificate Owner with a report showing the Certificate Value and any other information as may be required by law. The Company will also furnish an annual report of the Variable Account.

TAXES : Any taxes paid to any governmental entity relating to any Certificate will be deducted from the Purchase Payment or Certificate Value when incurred. The Company will, in its sole discretion, determine when taxes have resulted from: the investment experience of the Variable Account; receipt by the Company of the Purchase Payments; or commencement of Annuity Payments. The Company may, in its sole discretion, pay taxes when due and deduct that amount from the Certificate Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date. The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Variable Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. The Company will deduct any withholding taxes required by applicable law.

REGULATORY REQUIREMENTS : All values payable under any Certificate will not be less than the minimum benefits required by the laws and regulations of the states in which the Certificate is delivered.